Exhibit 2.2

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of March 20, 2025, is made by and among Global Business Travel Group, Inc. (“Parent”), Cape Merger Sub I LLC (“Merger Sub I”), Cape Merger Sub II LLC (“Merger Sub II”), CWT Travel Holdings, LLC (the “Company”), and Redwood Drawdown Partners III, LLC, solely in its capacity as the representative of the equityholders of the Company (the “Member Representative”). Each of the parties to this Amendment is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated March 24, 2024, as amended on January 17, 2025 and March 17, 2025 (the “Original Agreement”); and

WHEREAS, pursuant to and in accordance with Section 8.12 of the Original Agreement, the Parties desire to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

(1)	Amendment to the Original Agreement. The words “March 20, 2025” in Section 7.1(b) of the Original Agreement are hereby deleted in their entirety and replaced with the words “5:00 p.m. Eastern Time on March 21, 2025”.

(2)	Remaining Effect. Except as otherwise expressly provided herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Parties under the Original Agreement, and shall not in any way alter, modify, amend or affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement all of which remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Original Agreement. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto as if the amendments made hereby were originally set forth in the Original Agreement.

(3)	References. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement. From and after the date of this Amendment, references in the Original Agreement to this “Agreement” or any provision thereof shall be deemed to refer to the Original Agreement or such provision as amended hereby unless the context otherwise requires.

(4)	Miscellaneous. Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12 and 8.16 of the Original Agreement are hereby incorporated herein, mutatis mutandis.

[signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

PARENT:

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric. J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

MERGER SUB I:

CAPE MERGER SUB I LLC

By:	/s/ Eric. J. Bock
Name: Eric J. Bock
Title: Authorized Officer

MERGER SUB II:

CAPE MERGER SUB II LLC

By:	/s/ Eric. J. Bock
Name: Eric J. Bock
Title: Authorized Officer

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]

COMPANY:

CWT HOLDINGS, LLC

By:	/s/ Patrick Andersen
Name: Patrick Andersen
Title: Chief Executive Officer

MEMBER REPRESENTATIVE:

REDWOOD DRAWDOWN PARTNERS III, LLC, solely in its capacity as Member Representative

By:	/s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]